Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our report dated December 18, 2009 with respect to the consolidated financial statements appearing in the 2009 Annual Report of Clearfield, Inc. on Form 10-K for the year ended September 30, 2009 which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ Grant Thornton LLP

Minneapolis, Minnesota
May 4, 2010